OPTION AGREEMENT

THIS AGREEMENT is dated for reference the _____th day of August, 2010.

BETWEEN:

MURRAY SCOTT MORRISON,a businessman having his address at 216-3842 Gordon Drive, Kelowna, British Columbia, V1W 3G5

(the "Optionor")

                                                                                      OF THE FIRST PART
AND

0887717 B.C. Ltd., a corporation incorporated under the laws of the Province of British Columbia, with an executive office at 1978 Vine Street, Suite 502, Vancouver, British Columbia V6K 4S1

                  (the "Optionee")

                                                                                     OF THE SECOND PART

W H E R E A S:

A.
The  Optionor is the legal and beneficial owner of an undivided interest in the mineral claims (the “Property”, as defined herein) more  particularly  described in Schedule "A" attached to and made a part of this Agreement;

B.
The Optionor wishes to grant and the Optionee wishes to acquire the right and option to acquire a One Hundred percent (100%) undivided interest in and to the Property on the terms and subject to the conditions set out in this Agreement.

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the premises and of the mutual promises, covenants, conditions, representations and warranties herein set out, the parties hereto agree as follows:

1.  INTERPRETATION

1.1  For the purposes of this Agreement, including the recitals and any schedules hereto, unless there is something in the subject matter or context inconsistent therewith, the following words and expressions shall have the following meanings:

(a)
"Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with the first Person.  The term “control” means the ability to direct the management and policies of such Person, whether through ownership of equity, by contract or otherwise.

(b)
"Commercial Production" means the operation of the Property or any portion thereof  as a  producing  mine  and  the  production  of  mineral  product therefrom (excluding bulk sampling, pilot plant or test operations);

(c)
"Expenditures"  means all expenses,  obligations,  costs and liabilities of whatever  kind or nature spent or incurred  directly or  indirectly  by the  operator up to the implementation of the production  program, in connection with the exploration and  development of the
Property,  including,  without limiting the  generality of the foregoing,  moneys  expended in maintaining the Property in good  standing and in applying for and securing one or more mining  leases in respect of the  Property,  moneys  expended  in doing and filing  assessment  work,  expenses paid for or incurred in connection with any program of surface or underground prospecting,  exploring, geophysical, geochemical  and  geological  surveying,  diamond  drilling and  trenching, drifting,  raising and other underground  work,  assaying and metallurgical testing  and  engineering,  environmental  studies,  data  preparation  and analysis, data processing services, submissions to government agencies with respect  to  production  permits,  in  acquiring   facilities,   in  making contributions  to a contingency fund required by the operator in paying the fees, wages, salaries, traveling expenses, and fringe benefits (whether or not required by law) of all persons engaged in work with respect to and for the  benefit of the  Property,  in paying for the food,  lodging  and other reasonable  needs  of  such  persons.

Expenditures shall be deemed to be  incurred  upon the  earlier of (a) the date of  payment  of same;  or (b) the date upon  which  such  Expenditures become due and payable pursuant to the applicable contractual obligation;

(d)
"Mining Work” means  every  kind of work  done  on or in  respect  of the Property  or the  products  therefrom  by or under the  direction  of or on behalf  of or  for  the  benefit  of a  party  and,  without  limiting  the generality  of  the  foregoing,   includes  assessment  work,  geophysical, geochemical and geological surveying,  studies and mapping,  investigating, trenching, drilling, designing, examining, equipping, improving, surveying, shaft sinking, raising,  crosscutting and drifting, searching for, digging, trucking,  sampling,  working  and  procuring  minerals,  ores,  metals and concentrates,  surveying and bringing any mineral claims or other interests to lease or patent,  reporting and all other work usually  considered to be prospecting, exploration, development and mining work;

(e)	"Option” means the option granted by the Optionor to the Optionee under Section 3.1;

(f)
“Person” includes any individual, sole proprietorship, partnership, unincorporated association, unincorporated syndicate, unincorporated organization, trust, body corporate and a natural person in his or her capacity as trustee, executor, administrator or other legal representative.

(g)
"Property" means the mineral property interests more particularly described in Schedule "A" hereto, together with all licenses, surface rights, mineral rights,  personal  property  and permits  associated  therewith,  and shall include any renewal  thereof and any other form of successor or  substitute title thereto; and

(h)	"Shares" shall have the meaning set out in Subsection 3.1(b).

1.2  In this Agreement, all dollar amounts are expressed in Canadian Dollars, unless specifically provided to the contrary.

2.  REPRESENTATIONS AND WARRANTIES

2.1  Each party represents and warrants to the others that:

(a)
it is a company duly incorporated,  validly subsisting and in good  standing  with respect to filing of annual  reports under the laws of the  jurisdiction  of its  incorporation  and is or will be qualified to do business and to hold an interest in the Property in the Province British Columbia;

(b)
it has full power and  authority to carry on its business and to enter into this  Agreement  and  any  agreement  or  instrument   referred  to  in  or contemplated  by this  Agreement  and to carry out and  perform  all of its obligations and duties hereunder; and

(c)
it has duly obtained all  authorizations  for the  execution,  delivery and performance of this Agreement, and such execution, delivery and performance and the  consummation  of the  transactions  herein  contemplated  will not conflict with, or accelerate the  performance  required by or result in any breach of any covenants or agreements  contained in or constitute a default under, or result in the creation of any  encumbrance,  lien or charge under the provisions of its constating or initiating  documents or any indenture, agreement or other instrument whatsoever to which it is a party or by which it is  bound  or to which it may be  subject  and will not  contravene  any applicable laws.

2.2  The Optionor represents and warrants to the Optionee that:

(a)	it is the sole legal and beneficial owner of a one hundred percent (100%) undivided interest in the Property;

(b)	the Property is assignable by the Optionor to the Optionee free and clear of all liens, charges and encumbrances and is not subject to any right, claim or interest of any other person;

(c)
the  Property  is in good  standing  with  respect  to the filing of annual assessment work (if any), fees and taxes and the Optionor will maintain the Property in good standing until the Property is transferred pursuant to the provisions of Section 4.1;

(d)
it has complied  with all laws in effect in the  jurisdiction  in which the Property is located with  respect to the  Property,  and such  Property has been duly and properly  recorded and located in accordance  with such laws, and that the  Optionee  may enter in,  under or upon the  Property  for all purposes  of this  Agreement  without  making any  payment  to, and without accounting to or obtaining the  permission  of, any other person other than any payment required to be made under this Agreement;

(e)
there is no adverse  claim or challenge  against or to the  ownership of or title to the  Property,  or any  portion  thereof  nor is there  any  basis therefor and there are no  outstanding  agreements or options to acquire or purchase  the  Property or any portion  thereof or interest  therein and no person has any royalty or interest whatsoever in production or profits from the Property or any portion thereof;

(f)
to the best of its  knowledge,  conditions  on and relating to the Property and  operations  conducted  thereon are in compliance  with all  applicable laws,  regulations or orders relating to environmental  matters  including, without limitation, waste disposal and storage;

(g)
there are no  outstanding  orders or directions  relating to  environmental matters requiring any work, repairs,  construction or capital  expenditures with  respect to the  Property  and the conduct of the  operations  related thereto, nor has it received any notice of the same, and it is not aware of any basis on which any such orders or direction could be made; and

(h)
it is not aware of any  material  fact or  circumstance  which has not been disclosed to the Optionor which should be disclosed in order to prevent the representations  and  warranties  in this Section from being  misleading or which  may be  material  in the  Optionor’s  decision  to enter  into  this Agreement and acquire an interest in the Property.

2.3  The  representations  and warranties  hereinbefore set out are conditions on which the parties have relied in entering into this Agreement, are to be construed as both  conditions and warranties and shall,  regardless of any investigation  which  may have  been made by or on behalf of any party as to the accuracy  of such  representations  and  warranties,  survive the closing of the transaction  contemplated hereby and each of the parties will indemnify and save the other harmless from all loss, damage,  costs,  actions and suits arising out of or in connection with any breach of any  representation or warranty contained in this  Agreement,  and each party shall be entitled,  in addition to any other remedy to which it may be  entitled,  to set off any such loss,  damage or costs suffered by it as a result of any such breach against any payment required to be made by it to any other party hereunder.

3.  OPTION

3.1  The Optionor hereby irrevocably  grants  to the  Optionee  the sole and  exclusive  right and option to acquire a One  Hundred  percent  (100%) undivided interest in and to the Property (the grant of the Option includes the Optionor’s direct and indirect interests in the licences to explore for minerals on the  Property), free and clear of all liens, charges, encumbrances, claims, royalties, rights or interest of any other person save, such Option to be exercisable by the Optionee:

(a)	by paying to the Optionor by cheque or wire transfer the sum of Five Thousand Dollars ($5,000) on the date of execution of this Agreement;

(b)	by incurring not less than Ten Thousand Dollars ($10,000) in Expenditures on the Property prior to September 30, 2010;

(c)	by paying a sum to the Optionor by cheque or wire transfer the sum of One Thousand Dollars ($1,000) no later than November 30, 2010; and

(d)
by granting an option to purchase up to ten percent (10%) of the total issued and outstanding shares of the Optionee’s common stock at the total price of $1.00, exercisable upon a probable mineral reserve being discovered on the Property, which option will expire after 36 months from the date of this Agreement.

3.2  In the event  any  option  payment or the minimum work  requirements for any time period are not met pursuant to Section  3.1, the Option will terminate, subject to the notice provisions of Section 10.1 below, and subject to the following provisions:

(a)
If the Expenditures incurred pursuant to Subsection 3.1(b) are less than the  stipulated  aggregate  minimum for the time  period  specified  therein,  then  the  Optionee  may,  at  its  sole discretion,  continue  to exercise  the Option by paying the amount of the  deficiency to the Optionor  within thirty (30) days following the Payment Expiry Date.

4.  TRANSFER OF PROPERTY

4.1  Upon  execution of this Agreement, the Optionor will forthwith deliver to the Optionee’s nominee to hold in trust for the parties in accordance with the terms of this Agreement:

(a)
A registerable transfer or transfers of the Licences and exploitation concessions  comprising the Property, or such other instrument as may be required pursuant to the laws of the Province of British Columbia to effect such transfer, transferring  to the Optionee a one hundred percent (100%) interest therein, subject to the provisions of Subsection 4.1(c), which the Optionee will be entitled to register against the title to those Licences, concessions and Property upon payment of the option price in full; and

(b)
The transfer and assignment of any option,  right of refusal or other claim to the  Property  held by the Optionor or through the Optionor by any third party,  all of which are disclosed in Schedule “B”,  to the Optionee or its nominee on the same terms and in good standing,  and the Optionee or its nominee will assume all rights and  obligations  of the Optionor  under any  such  option,  right of  refusal  or other  claim to the  Licences  or Property, from and after the date of execution of this Agreement.

(c)
Notwithstanding the provisions of Subsections 4.1(a) and (b), the mineral title to the Property will remain registered in the name of the Optionor and the Optionee will not register any transfer of the Licenses and exploration concessions comprising the Property until such time when the Optionee receives a valid Free Miner’s Certificate from the Ministry of Energy, Mines and Petroleum Resources of the Province of British Columbia.

5.  RIGHT OF ENTRY

5.1  Except as otherwise  provided  in this  Agreement,  until  the Option  is  exercised  or  terminated  in  accordance  with  the  terms  of this Agreement,  the  Optionee,  its  servants  and  agents  shall  have the sole and exclusive right to:

(a)	enter in, under or upon the Property and conduct Mining Work;

(b)	exclusive and quiet possession of the Property;

(c)	bring upon the Property and to erect thereon such mining facilities as it may consider advisable; and

(d)	remove from the Property ore or mineral products for the purpose of bulk sampling, pilot plant or test operations.

5.2  The Optionee grants to the Optionor or its duly authorized representatives in writing, access to the Properties provided that such access is not disruptive to the exploration or mining activities of the Optionee.

6.  POWERS, DUTIES AND OBLIGATIONS OF OPTIONEE

6.1  The Optionee shall have full right, power and authority to do everything  necessary or desirable to carry out an exploration program on the Property and to  determine the manner of exploration and development of the Property and, without limiting the generality of the foregoing, the right, power and authority to:

(a)
regulate  access  to the  Property,  subject  only to the right of the Optionor and its representatives to have access to the Property at all reasonable times for the purpose of inspecting work being done thereon but at their own risk and expense;

(b)
employ and engage such employees,  agents and independent  contractors as it may consider  necessary or advisable to carry out its duties and obligations  hereunder  and in this  connection to delegate any of its powers and rights to perform its duties and obligations  hereunder but the Optionee shall not enter into contractual  relationships except on terms which are commercially competitive;

(c)
to keep the Property in good standing and free and clear of liens, charges and encumbrances of every nature arising from operations hereunder (except liens for taxes not yet due, and other claims and liens contested in good faith by the Optionee) and to proceed with all diligence to contest or discharge any lien that is filed;

(d)
execute all documents,  deeds and instruments,  do or cause to be done all such  acts and  things  and  give  all such  assurances  as may be necessary to maintain good and valid title to the  Property,  and each party hereby irrevocably  constitutes the Optionee its true and lawful attorney  to give  effect to the  foregoing  and the  Optionee  hereby agrees to indemnify  and save the Optionor  harmless  from any and all costs,  loss or damage  sustained or incurred without gross negligence or bad faith by the Optionor directly or indirectly as a result of the Optionee’s  exercise of its powers pursuant to this Subsection  6.1 (d) and

(e)	conduct such title examinations and cure such title defects as may be advisable in the reasonable judgment of the Optionee.

6.2  Until the Option is terminated or exercised in accordance with this Agreement, the Optionee shall have the duties and obligations to:

(a)
keep the Property free and clear of all liens and encumbrances arising from its operations hereunder (except liens contested in good faith by the Optionee) and in good standing by the doing and filing, or payment in lieu thereof, of all necessary assessment work and payment of all taxes required to be paid and by the  doing of all  other  acts and things and the making all other payments required to be made which may be necessary in that regard;

(b)
permit the Optionor and its representatives duly authorized by it in writing, at their own risk and expense,  access to the Property at all reasonable  times  and to all  records  prepared  by the  Optionee  in connection with Mining Work;

(c)
conduct all work on or with  respect to the  Property in a careful and minerlike  manner and in accordance  with the  applicable  laws of the jurisdiction  in which the Property is located and  indemnify and save the Optionor  harmless from any and all claims,  suits or actions made or  brought  against  the  Optionor  as a result  of work  done by the Optionee on or with respect to the Property; and

(d)	maintain true and correct books, accounts and records of operations hereunder.

(e)
promptly reimburse the Optionor for any expenditures necessary for keeping the Property in good standing for a period from the date of this Agreement to the effective date of the transfer of the Property to the Optionee, pursuant to the provisions of Section 4.1, within 10 business days upon the presentation to the Optionee of reasonable evidence of payment thereof.

7.  VESTING OF INTEREST

7.1  Forthwith upon the Optionee exercising the Option by performing the requirements of Section 3.1, all of the Optionor’s interest in and to the Property shall vest, and shall be deemed for all purposes hereof to have vested, in the Optionee.

7.2  Upon completion of the option payments and incurring the Expenditures outlined in Section 3.1, the Optionee shall be entitled forthwith to record the transfer documents described in Section 4.1 in the appropriate land title office in the jurisdiction in which the Property is located.

8.  TERMINATION OF OPTION

8.1  In the event of default in the performance of the requirements of Section 3.1, then subject to the provisions of Section 8.3, the Option and this Agreement shall terminate.

8.2  The Optionee shall have the right to terminate this Agreement, or abandon all right,  title and  interest in any  portion of the  Property,  by giving thirty (30) days’ written  notice of such  termination  or abandonment to the Optionor, and upon the effective date of such termination of this Agreement, or  abandonment of any portion of the Property,  this  Agreement  shall be of no further force and effect to the extent of such termination or abandoned  portion of  the  Property, the whole subject to Section 8.3.

8.3  Notwithstanding any other provisions of this Agreement, in the event of termination of this Agreement, or the abandonment of any portion of the Property, the Optionee shall:

(a)
transfer or  re-transfer  the  Licences  and/or the  Property,  or the portion thereof abandoned,  to the Optionor,  provided always that the Property  shall,  at the date of such  transfer  or  re-transfer,  all annual assessment  fees/property  taxes on the Property will have been paid up to and including the effective date of termination or the date abandonment occurs;

(b)
deliver to the Optionor any and all reports,  samples, drill cores and engineering data of any kind whatsoever  pertaining to the Property or related to Mining Work which has not been previously  delivered to the Optionor;

(c)	perform or secure the performance of all reclamation and environmental rehabilitation as may be required by all applicable legislation; and

(d)
upon notice from the Optionor,  remove all  materials,  supplies  and equipment from the Property, or from the portion thereof so abandoned, provided however, that the Optionor may dispose of any such materials, supplies or equipment not removed from the Property within one hundred and eighty (180) days of receipt of such notice by the Optionee.

9.  FURTHER ASSURANCES

9.1  Each of the parties  covenants and  agrees,  from time to time and at all times,  to do all such  further acts and execute and deliver all such further deeds,  documents and assurances as may be reasonably  required in order to fully perform and carry out the terms and intent of this Agreement.

10.  NOTICE

10.1  The  parties  agree  that  where  any  notice  is required  or permitted to be given or delivered it may be  effectively  given or delivered if it is delivered personally,  by electronic mail (“email”) or by mailing the same by prepaid registered or certified mail or by facsimile (“Fax”) at the postal or email addresses or facsimile numbers set out above or to such other addresses or facsimile  numbers as the party  entitled to or receiving such notice may notify the other  parties as provided for herein.  Delivery will be deemed to have been received:

(a)	the same day if given by personal service or if transmitted electronically by email or Fax; or

(b)	ten (10) business days following the day of posting if sent by regular post.

11.  TIME OF THE ESSENCE

11.1  Time shall be of the essence in the performance of this Agreement.

12.  ENUREMENT

12.1  This Agreement shall enure to the benefit of and be binding upon the parties and their respective successors and permitted assigns.

13.  SEVERABILITY

13.1  If any one or more of the  provisions contained  herein should be invalid,  illegal or  unenforceable in any respect in any  jurisdiction,  the validity, legality and enforceability of such provisions shall not in any way be affected  or  impaired  thereby  in any  other  jurisdiction  and the  validity, legality and enforceability of the remaining  provisions  contained herein shall not in any way be affected or impaired thereby.

14.  ENTIRE AGREEMENT

14.1  This Agreement constitutes and contains the entire agreement and  understanding  between  the parties and  supersedes  all prior  agreements, memoranda,  correspondence,  communications,  negotiations and  representations, whether oral or written, express or implied,  statutory or otherwise between the parties or any of them with respect to the subject matter hereof.

15.  OPTION ONLY

15.1  This  Agreement  provides  for  an option only,  and except as specifically provided otherwise,  nothing herein contained shall be construed as obligating  the Optionee to do any acts or make any payments  hereunder  and any act or acts or  payment  or  payments  as shall be made  hereunder  shall not be construed as  obligating  the Optionee to do any further act or make any further payment.

16.  GOVERNING LAW

16.1  This Agreement will be governed and construed in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable therein.  The parties hereby attorn to the jurisdiction of the federal and provincial courts located in the City of Vancouver, British Columbia, for all disputes arising from this Agreement.

17.  COUNTERPARTS

17.1  This  Agreement  may be executed in two or more  counterparts, each of  which  will be  deemed  an  original  and all of  which  together  will constitute  one  complete   Agreement  duly  executed  by  the  parties.   Where counterparts are delivered in original or faxed form or by scanned e-mail, the parties adopt any signature received by a receiving fax machine or e-mail as the original signatures of the parties.

[ THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK ]

18.  SECTIONS, SUBSECTIONS AND SCHEDULES

18.1  Unless otherwise explicitly stated, all references to Sections, Subsections and Schedules in this Agreement refer to the Sections, Subsections and Schedules of this Agreement.

IN WITNESS WHEREOF the parties have executed this Agreement as of the day, month and year first above written.

SIGNED, SEALED AND DELIVERED
On behalf of 0887717 B.C. Ltd.
by C. Robin Relph, in the presence of:

/s/ Karen Richardson
Witness Signature

Karen Richardson
Witness Name	/s/ C. ROBIN RELPH
C. ROBIN RELPH,
2106 Melville St., Vancouver, B.C.	PRESIDENT AND CEO
Witness Address	0887717 B.C. Ltd.

Lawyer
Witness Occupation

August 23, 2010
Date

SIGNED, SEALED AND DELIVERED by
MURRAY SCOTT MORRISON
in the presence of:

/s/Tim Phillip
Witness Signature

Tim Phillip
Witness Print Name	/s/MURRAY SCOTT MORRISON
MURRAY SCOTT MORRISON
670 Tozer Av., Kelowna, B.C.
Witness Address

Retired
Witness Occupation

August 17, 2010
Date

THIS IS SCHEDULE "A" TO THE OPTION AGREEMENT DATED FOR REFERENCE ____________, 2010 BETWEEN MURRAY SCOTT MORRISON AND 0887717 B.C. LTD.

DESCRIPTION OF PROPERTY

Tenure Number	Claim Name	Tenure Type	Tenure Sub Type
406186	Dome 1	Mineral	Claim
406187	Dome 2	Mineral	Claim
406188	Dome 3	Mineral	Claim
406189	Dome 4	Mineral	Claim
406190	Dome 5	Mineral	Claim
406191	Dome 6	Mineral	Claim
406192	Dome 7	Mineral	Claim
406193	Dome 8	Mineral	Claim
406194	Dome 9	Mineral	Claim
406195	Dome 10	Mineral	Claim
406196	Dome 11	Mineral	Claim
406197	Dome 12	Mineral	Claim
406198	Dome 13	Mineral	Claim
406199	Dome 14	Mineral	Claim
406200	Dome 15	Mineral	Claim
406201	Dome 16	Mineral	Claim

Page 10

DOME CLAIM GROUP
Beaverdell Area, Greenwood M.D., B.C.
CLAIM MAP
Drawn by: M.M.
N.T.S. 82-E-6E
January, 2009
Figure 4
DOME CLAIM GROUP
DOME 1-16 MINERAL CLAIMS
Please see Figures 2 & 3.
Mount Wallace
Goat Peak
0
1 km
Scale 1: 20,000
Magnetic Declination 19°00'
082E06
49°25'
Mineral Titles Maps 82E-035&045
Contour interval = 20 metres
MONTANA
OREGON
WYOMING
WALLACE 87
WALLACE 84
WALLACE 86
WALLACE 85
WALLACE 83
DOME 1
DOME 2
DOME 3
DOME 4
DOME 5
DOME 6
DOME 7
DOME 8
DOME 9
DOME 10
DOME 11
DOME 12
DOME 13
DOME 14
DOME 15
DOME 16

Page 15

119°15'
49°25'
16
15
19
7
17
18
20
Beaverdell
Highland Bell Silver Mine
DOME CLAIM GROUP
N
Please see Figures 3 & 4.
0
5 km
DOME CLAIM GROUP
Beaverdell Area, Greenwood M.D., B.C.
REGIONAL GEOLOGY
Drawn by: M.M.
January, 2009
N.T.S. 82-E-6E
Figure 5

Geology from G.S.C. Map 15-1961 by H. W. Little (Simplified).

Page 7

Beaverdell
Highland Bell Silver Mine
Mine Road
outline of pre-existing
Crown Grant Mineral Claims
Goat Peak Road
119°00'
Mount Wallace
NAD 83 Zone 11
DOME CLAIM GROUP
49°25'
Goat Peak Lookout
West Kettle River
Creek
La Porte
75000N
74000N
DOME 1-16 MINERAL CLAIMS
N
Boyer Creek
Dominion Creek
Boyer Creek Road
Scale 1;50,000
2 KM.
Highway 33
West Kettle River
to Rock Creek
DOME CLAIM GROUP
Beaverdell Area, Greenwood M.D., B.C.
LOCATION AND ACCESS
Drawn by: M.M.
N.T.S. 82-E-6E
January, 2009
Figure 3

Contour Interval = 500 feet
49°25'
DOME CLAIM GROUP
Beaverdell Area, Greenwood M.D., B.C.
Please see Figures 3 & 4.
0
5 km
10 km
Scale 1: 250,000
DOME CLAIM GROUP
Beaverdell Area, Greenwood M.D., B.C.
REGIONAL LOCATION MAP
Drawn by: M.M.
N.T.S. 82-E-6E
January, 2009
Figure 2

THIS IS SCHEDULE "B" TO THE OPTION AGREEMENT DATED FOR REFERENCE August 17, 2010 BETWEEN MURRAY SCOTT MORRISON AND 0887717 B.C. LTD.

DISCLOSURE OF ALL LIENS, CHARGES AND ENCUMBRANCES (INCLUDING OPTIONS, RIGHTS OF FIRST REFUSAL OR CLAIMS AGAINST THE PROPERTIES)

None.